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                                                                     EXHIBIT 3.1


                           CLUB REGINA RESORTS, INC.

                              AMENDED AND RESTATED
                           ARTICLES OF INCORPORATION

DOUGLAS Y. BECH certifies:

1. That he is the President and Secretary, respectively, of Club Regina Resorts, Inc., a Nevada corporation (the Company).

2. That the Board of Club Regina Resorts, Inc., by unanimous written consent as of August 11, 1997, resolved to amend and restate the Company's Articles of Incorporation, pursuant to Section 78.403 of the Nevada General Corporation Law (the NGCL).

3. That the Company's sole stockholder, by written consent as of August 11, 1997 in lieu of a meeting, resolved to amend and restate the Company's Articles of Incorporation, pursuant to Section 78.403 of the NGCL.

4. That as a result of the adoption of such resolutions, the Company's Articles of Incorporation, as amended to date, have been amended and restated to read in their entirety as follows:

                                   ARTICLE I
                                      NAME

         The name of the Company is:

                           Club Regina Resorts, Inc.

                                   ARTICLE II
                                  DEFINITIONS

         Articles means these amended and restated articles of incorporation.

         Business Combination means: (a) any merger, reorganization or consolidation of the Company or any of its subsidiaries with or into a Related Person, (b) any sale, lease, exchange, transfer or other disposition of all or substantially all of the property and assets of the Company or any of its subsidiaries (including the issuance of any voting securities) to a Related Person, (c) any merger or consolidation of a Related Person with or into the Company or any of its subsidiaries, (d) any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of the Related Person (including the issuance of any securities of the Related Person) to the Company or any of its subsidiaries, or (e) any liquidation or dissolution of the Company of any of its subsidiaries.
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         Continuing Director means a director (i) who was a member of the Board of the Company immediately prior to the time that a Related Person involved in a Business Combination (as those terms are defined in these Articles) became the owner of more than 20% of the outstanding shares of capital stock of the Company entitled to vote on the election of directors or (ii) who was elected, appointed or nominated as a director by a majority of the Continuing Directors.

         Liquidation means any voluntary or involuntary liquidation, dissolution or winding-up of the Company.

         Person means any natural person, partnership (general or limited), corporation, group or other entity (other than the Company, any subsidiary of the Company or a trustee holding stock for the benefit of employees of the Company or its subsidiaries, or any one of them, pursuant to one or more employee benefit plans or arrangement). When two or more Persons act as a partnership (general or limited), syndicate, association or other group for the purpose of acquiring, holding or disposing of shares of stock, such partnership (general or limited), syndicate, association or group shall be deemed a Person.

         Related Person means any Person which is the beneficial owner (as such term is defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934) as of the Determination Date or immediately prior to the consummation of a Business Combination, of 20% or more of the capital stock of the Company entitled to vote on the election of directors, and any "affiliate" or "associate" (as such terms are defined in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934) of any such Person.

         Voting Stock means (i) Common Stock and (ii) Preferred Stock granted voting rights pursuant to Article V, paragraph (b)(2).

                                  ARTICLE III
                                RESIDENT OFFICE

         The resident office of the Company is located at 400 West King St., Suite 404, Carson City, Nevada 89703 and the name of the initial registered agent at such address is Capitol Document Services, Inc. The Company may maintain an office or offices in such towns, cities and places within or outside of the State of Nevada as the Board (the Board) may from time to time determine or as may be designated by the By-Laws of the Company (the Bylaws).

                                   ARTICLE IV
                                    PURPOSE

         The nature of the business, or object, or purposes, proposed to be transacted, promoted or carried on by the Company are as follows:

         To engage in any lawful activity.





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         The enumeration of the foregoing powers shall not in anyway be deemed to be a limitation upon the powers of the Company, but shall be in furtherance of and in addition to the powers which it is authorized to exercise under "An Act to Provide a General Corporation Law," approved March 21, 1925, and acts amendatory and supplemental thereto.

                                   ARTICLE V
                                 CAPITALIZATION

         The total number of shares of all classes of stock that the Company shall have authority to issue is 50,000,000 shares, consisting of 45,000,000 shares of Common Stock, par value $.001 per share (the Common Stock), and 5,000,000 shares of Preferred Stock, par value $.001 per share (the Preferred Stock).

         (a)     TERMS OF COMMON STOCK.

                 (1) General. Except as otherwise required by law or as otherwise provided in these Articles, each share of Common Stock shall have identical powers, preferences, qualifications, limitations and other rights.

                 (2) Voting Rights. Except as otherwise required by law or as otherwise provided in these Articles each share of Common Stock shall be entitled to one vote per share.

                 (3) Dividends. Subject to the rights of any outstanding class or series of capital stock ranking senior to Common Stock as to dividends, dividends may be paid upon Common Stock in cash, property or securities as and when declared by the Board out of funds legally available therefor. As and when dividends are so declared and paid, the holders of Common Stock shall be entitled to participate in such dividends ratably on a per share basis.

                 (4) Liquidation. Upon any Liquidation, the holders of Common Stock are entitled to share ratably in the net assets, if any, remaining after payment in full of all debts and liabilities of the Company and after the holders of any outstanding class or series of capital stock ranking senior to Common Stock shall have been paid in full the amounts to which such holders shall be entitled, or an amount sufficient to pay the aggregate amount to which such holders are entitled shall have been set aside for the benefit of the holders of such senior stock.

                 (5) No Preemptive Rights. The Board may from time to time issue any class or series of authorized stock of the Company, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase authorized stock of any class or series without offering any such stock, either in whole or in part, to the existing stockholders. No stockholder of the Company shall because of his holding shares have any preemptive or preferential rights to purchase or subscribe to stock of any class or series of the Company now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or





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         carrying options or warrants to purchase stock of any class or series now or hereafter to be authorized, whether or not the issuance of any such stock, or such notes, debentures, bonds or other securities, would adversely affect the dividend or voting rights of such stockholder; provided, however, all such newly authorized shares of stock of any class or series, or notes, debentures, bonds or other securities convertible into, or carrying options or warrants to purchase, stock of any class or series, may be issued and disposed of or sold by the Board on such terms and for such consideration, so far as may be permitted by law, and to such person or persons as the Board may determine in its discretion from time to time.

         (b) PREFERRED STOCK. The Preferred Stock may be issued from time to time in one or more series, each of such series to have such voting powers, designation, preferences, and relative participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, as are stated and expressed herein or in a resolution or resolutions providing for the issuance of such series, adopted by the Board as hereinafter provided. The Board is hereby expressly empowered, subject to this Article V, to provide for the issuance of the Preferred Stock from time to time in series and to fix by resolution or resolutions providing for the issuance of such series:

                 (1) Number. The number of shares to constitute such series and the designation thereof;

                 (2) Voting Rights. The voting rights, full or limited, if any, to which holders of shares of any series of Preferred Stock may be entitled;

                 (3) Dividends. The dividend rate of the shares of such series, and whether such dividends shall be cumulative;

                 (4) Redemption Provisions. Whether the shares of such series shall be redeemable and, if redeemable, the redemption price and the terms and conditions thereof;

                 (5) Liquidation Preference. The amount, if any, which the shares of any such series shall be entitled to receive, before any distribution or payment shall be made to holders of the Common Stock, upon a Liquidation, or of any proceedings resulting in any distribution of all, or substantially all, of its assets to its stockholders; provided, however, that the sale of all, or substantially all, of the property and assets of the Company to, or the merger or consolidation of the Company into or with, any other corporation shall not be deemed to be a Liquidation within the meaning of this subdivision (e);

                 (6) Sinking Funds. Whether the shares of such series shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares and, if such funds are established, the annual amount thereof, and the terms and provisions relative to the operation thereof;





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                 (7)      Conversion Rights. Whether the shares of such series
         shall be convertible into, or exchangeable for, shares of any other class or classes of any other series of the same or any other class of stock of the Company and, if convertible, the conversion price or prices or rate or rates of conversion or exchange and the terms of adjustments, if any, upon such conditions as shall be stated in said resolution or resolutions; and

                 (8) Other Rights. Such other designations, preferences and relative participating, optional or other special rights and qualifications, limitations or restrictions thereof as it may deem advisable and shall be stated in said resolution or resolutions.

                                   ARTICLE VI
                             ELECTION OF DIRECTORS

         (a) The business and affairs of the Company shall be conducted and managed by, or under the direction of, the Board. Except as otherwise provided for or fixed pursuant to Article V relating to the rights of the holders of any series of Preferred Stock to elect additional directors, the total number of directors constituting the entire Board shall be fixed form time to time by or pursuant to a resolution passed by the Board.

         (b) The number of directors which shall constitute the whole Board shall be as specified pursuant to the Bylaws and may be altered from time to time as may be provided therein. The Board shall be divided into three classes, Class A, Class B and Class C. Such classes shall be as nearly equal in number of directors as possible. Each director shall serve for a term expiring at the third annual meeting following the annual meeting at which such director was elected; provided, however, that the directors first elected to Class A shall serve for an initial term expiring at the annual meeting following the end of the Company's 1997 fiscal year, the directors first elected to Class B shall serve for an initial term expiring at the second annual meeting next following the end of the Company's 1998 fiscal year, and the directors first elected to Class C shall serve for an initial term expiring at the third annual meeting next following the end of the Company's 1999 fiscal year. The foregoing notwithstanding, except as otherwise provided in these Articles or any resolution or resolutions of the Board designating a series of Preferred Stock, directors who are elected at an annual meeting of stockholders, and directors elected in the interim to fill vacancies and newly created directorships, shall hold office for the term for which elected and until their successors are elected and qualified or until their earlier death, resignation or removal. Whenever the holders of any class or classes of stock or any series thereof shall be entitled to elect one or more directors pursuant to these Articles or any resolution or resolutions of the board designating a series of Preferred Stock, and except as otherwise provided herein or therein, vacancies and newly created directorships of such class or classes or series thereof may be filled by a majority of the directors elected by such class or classes or series thereof then in office, by a sole remaining director so elected or by the





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unanimous written consent or the affirmative vote of a majority of the outstanding shares of such class or classes or series entitled to elect such director or directors.

         (c) Except as otherwise provided for or fixed pursuant to Article V relating to the rights of the holders of any series of Preferred Stock to elect additional directors, and subject to the provisions hereof, newly created directorships resulting from any increase in the authorized number of directors, and any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause, may be filled only by the affirmative vote of a majority of the remaining directors then in Office, even though less than a quorum of the Board. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the newly created directorship or for the directorship in which the vacancy occurred, and until such director's successor shall have been duly elected and qualified, subject to his earlier death, disqualification, resignation or removal. Subject to the provisions of these Articles, no decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

         (d) During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to Article V, then upon commencement and for the duration of the period during which such right continues (i) the then otherwise total authorized number of directors of the Company shall automatically be increased by such specified number of directors, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions, and (ii) each such additional director shall serve until such director's successor shall have been duly elected and qualified, or until such director's right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his earlier death, disqualification, resignation or removal. Except as otherwise provided by the Board in the resolution or resolutions establishing such series, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such stock, the terms of office of all such additional directors elected by the holders of such stock, or elected to fill any vacancies resulting from death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total and authorized number of directors of the Company shall be reduced accordingly. Notwithstanding the foregoing, whenever, pursuant to
Article V, the holders of any one or more series of Preferred Stock shall have the right, voting separately as a series or together with holders of other such series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of these Articles and the Certificate of Designations applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Section 6(d) unless expressly provided by such terms.

         (e) Except for such additional directors, if any, as are elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to Article V, any director may be removed from office only by the affirmative vote of the holders of





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66 2/3% or more of the combined voting power of the then-outstanding shares of
Voting Stock at a meeting of stockholders called for that purpose, voting together as a single class.

                                  ARTICLE VII
                     RESTRICTIONS ON BUSINESS COMBINATIONS

         (a) Except as set forth in Section 7(b) any Business Combination shall require the affirmative vote of the holders of shares representing at least 66 2/3% of the outstanding shares of capital stock of the Company entitled to vote on the election of directors.

         (b) The provisions of Section 7(a) shall not apply to any Business Combination if:

                 (1) the Business Combination is approved by majority of the Continuing Directors; or

                 (2) the Business Combination is with another corporation, a majority of the outstanding shares of stock of which is owned of record or beneficially, directly or indirectly, by the Company or its subsidiaries and none of which is owned by a Related Person; or

                 (3) the form of consideration and minimum price requirements described below are satisfied:

                          (i) in a Business Combination, the cash or consideration to be paid to the Company's stockholders is either cash or the same type of consideration used by the Related Person in acquiring the largest portion of its shares of the Company's voting capital stock prior to the first public announcement of the proposed Business Combination; and

                          (ii) the fair market value per share of such payments to the Company's stockholders in a Business Combination is at least equal in value to the higher of (x) the highest per share price (including brokerage commissions, soliciting dealers' fees, dealer-manager compensation and other expenses, and as appropriately adjusted to take account of stock splits, reverse stock splits, stock dividends and similar transactions) paid or agreed to be paid by the Related Person to acquire any shares of the Company's voting capital stock during the two years prior to the first public announcement of the proposed Business Combination (the Announcement Date) or in the transaction in which the Related Person first became a Related Person (the date of such transaction herein referred to as the Determination Date), whichever is higher, or (y) the fair market value per share of the Common Stock on the Announcement Date or on the Determination Date, whichever is higher.





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                                  ARTICLE VIII
                      NO WRITTEN CONSENTS OF STOCKHOLDERS

         Except as otherwise provided for or fixed pursuant to Article IV relating to the rights of the holders of any series of Preferred Stock, no action that is required or permitted to be taken by the stockholders at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless the action to be effected by written consent of stockholders and the taking of such action by such written consent have expressly been approved in advance by the Board.

                                   ARTICLE IX
                              STOCKHOLDER MEETINGS

         (a) Meetings of stockholders of the Company (Stockholder Meetings) may be held within or without the State of Nevada, as the Bylaws may provide. Except as otherwise provided for or fixed pursuant to Article V relating to the rights of the holders of any series of Preferred Stock, special Stockholder Meetings may be called only by (i) the Chairman of the Board or (ii) the Board pursuant to a resolution adopted by a majority of the seated Continuing Directors of the Company. Special Stockholder Meetings may not be called by any other Person or Person or in any other manner. Elections of directors need not be by written ballot unless the Bylaws shall so provide.

         (b) In addition to the powers conferred on the Board by these Articles and by the NGCL, and without limiting the generality thereof, the Board is specifically authorized from time to time, by resolution of the Board without additional authorization by the stockholders of the Company, to adopt, amend or repeal the Bylaws, in such form and with such terms as the Board may determine, including, without limiting the generality of the foregoing, Bylaws relating to (i) regulation of the procedure for submission by stockholders of nominations of persons to be elected to the Board, (ii) regulation of the attendance at annual or special Stockholder Meetings by Persons other than holders of record or their proxies, and (iii) regulation of the business that may properly be brought by a stockholder of the Company before an annual or special meeting of stockholders of the Company.





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                                   ARTICLE X
                        AMENDMENT OF CORPORATE DOCUMENTS

         (a) Articles. Whenever any vote of the holders of Voting Stock is required by law to amend, alter, repeal or rescind any provision of these Articles, then in addition to any affirmative vote required by applicable law and in addition to any vote of the holders of any series of Preferred Stock provided for or fixed pursuant to Article V, such alteration, amendment, repeal or rescission (a Change) of any provision of these Articles must be approved by at least a majority of the then-combined voting power of the then-outstanding shares of Voting Stock, voting together as a single class; provided, however, that if any such Change relates to Articles II, VI, VII, VIII, IX, or to this
Article X, such Change must also be approved by the affirmative vote of the holders of at least 66 2/3% of the combined voting power of the then-outstanding shares of Voting Stock, voting together as a single class; provided further, however, that the vote(s) required by the immediately preceding clause shall not be required if such Change has been first approved by at least two-thirds of the then-authorized number of directors.

         Subject to the provisions hereof, the Company reserves the right at any time, and from time to time, to amend, alter, repeal or rescind any provision contained in these Articles in the manner now or hereafter prescribed by law, and other provisions authorized by the laws of the State of Nevada at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other Persons whomsoever by and pursuant to these Articles in its present form or as hereafter amended are granted subject to the rights reserved in this article.

         (b) Bylaws. In addition to any affirmative vote required by law, any Change of the Bylaws may be adopted either (i) by the Board by the affirmative vote of at least a majority of the then-authorized number of directors, or (ii) by the stockholders by the affirmative vote of the holders of at least 66 2/3% of the combined voting power of the then-outstanding shares of Voting Stock, voting together as a single class.

                                   ARTICLE XI

         The corporation elects to be governed by Sections 78.411 to 78.444, inclusive, of the General Corporation Law of the State of Nevada.

                                  ARTICLE XII
                   INDEMNIFICATION OF OFFICERS AND DIRECTORS

         No director or officer shall be personally liable to the Company or stockholder for damages for breach of fiduciary duty as a director or officer, except that this Article XII shall not eliminate or limit the liability of a director or officer for (i) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (ii) the payment of dividends in violation of Section 78.300 of the NCGL. If the NGCL is hereafter amended or interpreted to eliminate or limit further the personal liability of





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directors or officers, then the liability of all directors and officers shall be eliminated or limited to the full extent then so permitted. Neither the amendment nor repeal of this Article XII, nor the adoption of any provision of these Articles inconsistent with this Article XII, shall eliminate or reduce the effect of Article XII in respect of any act or omission that occurred prior to such amendment, repeal or adoption of an inconsistent provision.

                                  ARTICLE XIII
                              CONFLICT OF INTEREST

         No contract or other transaction between the Company and any other Person and no other acts of the Company with relation to any other Person shall, in the absence of fraud, in any way be invalidated or otherwise affected by the fact that any one or more of the directors or officers of the Company are pecuniarily or otherwise interested in, or are directors or officers of, such other Person. Any director or officer of the Company individually, or any firm or association of which any director or officer may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Company, provided that the fact that he individually or as a member of such firm or association is such a party or is so interested shall be disclosed or shall have been known to the board of directors or a majority of such members thereof as shall be present at any meeting of the board of directors at which action upon any such contract or transaction shall be taken; and any director of the Company who is also a director or officer of such other Person or who is such a party or so interested may be counted in determining the existence of a quorum at any meeting of the board of directors which shall authorize any such contract or transaction and may vote thereat to authorize any such contract or transaction, with like force and effect as if he wore not such a director or officer of such other Person or not so interested. Any director of the Company may vote upon any contract or any other transaction between the Company and any subsidiary or affiliated Person without regard to the fact that he is also a director or officer of such subsidiary or affiliated Person.

         Any contract, transaction, act of the Company or of the directors, which shall be ratified at any annual meeting of the stockholders of the Company, or at any special meeting of the stockholders of the Company, or at any special meeting called for such purpose, shall, insofar as permitted by law, be as valid and as binding as though ratified by every stockholder of the Company; provided, however, that any failure of the stockholders to approve or ratify any such contract, transaction or act, when and if submitted shall not be deemed in any way to invalidate the terms or deprive the Company, its directors, officers or employees, of its or their right to proceed with such contract, transaction or act.

         Subject to any express agreement which may from time to time be in effect, any stockholder, director or officer of the Company may carry on and conduct in his own right and for his own personal account, or as a partner in any partnership, or as a joint venturer in any joint venture, or as an officer, director or stockholder of any Person, or





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as a participant in any syndicate, pool, trust or association, any business which competes with the business of the Company and shall be free in all such capacities to make investments in any kind of property in which the Company may make investments.

                                  ARTICLE XIV
                                      TERM

         This corporation is to have a perpetual existence.

                                   ARTICLE XV
                                 NO ASSESSMENTS

         The capital stock of the Company after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay debts of the Company, and no paid up stock, and no stock issued as fully paid, shall ever be assessable or assessed.

                                  ARTICLE XVI
                                 SOLE DIRECTOR

         The name and address of the incorporator and sole director signing these Articles is as follows:



               Name                                Post Office Address
               ----                                -------------------
         Douglas Y. Bech                    2310 Pennzoil Place - South Tower
                                            711 Louisiana
                                            Houston, Texas  77002

         DATED: August 11, 1997

                                            -----------------------------------
                                            Douglas Y. Bech, President

STATE OF TEXAS      )
                    )
COUNTY OF HARRIS    )

         On this 11th day of August, 1997, personally appeared before me, a Notary Public in and for said County and State, DOUGLAS Y. BECH, known to me to be the President and Secretary, respectively, of Club Regina Resorts, Inc., a Nevada





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corporation, and acknowledged to me that they executed the within instrument in such capacities pursuant to authority granted by the Board of Club Regina Resorts, Inc.

         In witness whereof, I have hereunto set my hand and affixed my official seal on the day and year first above written.


                                        ---------------------------------------
                                        NOTARY PUBLIC in and for said
                                        County and State





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